SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
   [X]  Preliminary Proxy Statement           [ ] Confidential, For Use of the
   [ ]  Definitive Proxy Statement                Commission Only (as permitted
   [ ]  Definitive Additional Materials           by Rule 14a-6(e)(2))
   [ ]  Soliciting Material Pursuant to
          Rule 14a-11(c) or Rule 14a-12


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee Required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:


-------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:


-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


-------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:


-------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:


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     (2)  Form, Schedule or Registration Statement No.:


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     (3)  Filing party:


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     (4)  Date filed:


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


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                                   -----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 20, 2002
                                   -----------


TO OUR STOCKHOLDERS:

     Notice is hereby given that a Special Meeting of Stockholders of Brilliant Digital Entertainment, Inc. (the "Company") will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367, on Wednesday, February 20, 2002 at 10:30 a.m., Pacific Standard time. The Special Meeting is being held for the following purpose:

     To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the aggregate number of shares of Common Stock of the Company, par value $0.001 per share (the "Common Stock") authorized for issuance from 30,000,000 shares to 150,000,000 shares.

     Only stockholders of record of the Common Stock of the Company at the close of business on December 24, 2001 are entitled to notice of, and to vote at, the Special Meeting and at any of its adjournments or postponements.

     All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder of record attending the Special Meeting may vote in person, even though he or she has returned a Proxy. Any stockholder whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in the stockholder's favor, from the holder of record to be able to vote in person at the Special Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /S/ ROBERT CHMIEL
                                        -----------------------------------
                                                   Robert Chmiel
                                            CHIEF OPERATING OFFICER AND
                                              CHIEF FINANCIAL OFFICER


Woodland Hills, California
January 18, 2002



IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 615-1500
                                ----------------

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 20, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367, on Wednesday, February 20, 2002 at 10:30 a.m., Pacific Standard time, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Special Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Special Meeting, which you may use to indicate your vote on the proposal described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Special Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder who submits the enclosed proxy will not limit his or her right to vote at the Special Meeting if the stockholder later decides to attend in person. A stockholder whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in the stockholder's favor, from the holder of record to be able to vote in person at the Special Meeting. A stockholder of record may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and expressing a desire to vote his or her shares in person.

     The close of business on December 24, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or at any adjournments or postponements of the Special Meeting. At the record date, 16,453,660 shares of Common Stock, par value $.001 per share (the "Common Stock") were outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Special Meeting.

     It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about January 18, 2002.


                                VOTING PROCEDURES

     A stockholder is entitled to cast one vote for each share of Common Stock held on the record date on all matters to be considered at the Special Meeting. A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

            PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF
               INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

     The Board of Directors has approved an amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") that will increase the aggregate number of shares of Common Stock authorized for issuance from 30,000,000 shares to 150,000,000 shares (the "Authorized Share Increase"). The complete text of the form of the Amendment is set forth as EXHIBIT A to this Proxy Statement. The Board of Directors is submitting the Amendment to the Company's stockholders for approval at the Meeting.

     The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights relating to the Common Stock.

     The Company's Certificate of Incorporation presently authorizes the issuance of 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, each having a par value of $.001 per share. Of the 30,000,000 presently authorized shares of Common Stock, 16,453,660 shares were issued and outstanding on December 24, 2001, the record date. Of the 1,000,000 shares of presently authorized Preferred Stock, 300,000 shares have been designated Series A Preferred Stock and have been reserved for issuance in connection with the Company's stockholders' rights plan. No shares of Series A Preferred Stock were issued or outstanding as of the record date. In addition, excluding those shares of Common Stock that may be issued pursuant to the Transaction described below, an aggregate of 4,612,808 shares of Common Stock have been reserved for issuance as of the record date pursuant to outstanding options and warrants and under the Company's 1996 Stock Incentive Plan. Accordingly, only 8,933,532 shares of Common Stock remain available for the Transaction and other corporate purposes. The Company estimates that it requires approximately 43,782,310 shares of Common Stock available for the Transaction alone, which significantly exceeds the number of share available for issuance under the Certificate of Incorporation.

THE DECEMBER 2001 FINANCING TRANSACTION

     On December 19, 2001, the Company sold to Harris Toibb and Capel Capital Ltd. secured convertible promissory notes in the aggregate principal amount of $750,000 and warrants to purchase up to that number of shares of Common Stock obtained by dividing $1,500,000 (or 200% of the principal amount of the December 2001 promissory notes) by the lesser of (i) $0.20, or (ii) the volume weighted average price of a share of the Company's Common Stock on the American Stock Exchange, or any exchange on which the Common Stock is then traded, over any five (5) consecutive trading days commencing on the issuance date of the warrants and terminating at 5:00 p.m. on November 10, 2002 (items (i) and (ii) are referred to collectively as the "Conversion Price"). The principal amount of the December 2001 promissory notes will be funded in three installments of an aggregate of $350,000, $200,000 and $200,000 on December 19, 2001, January 2,
2002 and February 1, 2002, respectively. The warrants are exercisable at a price per share equal to 112.5% of the Conversion Price. The promissory notes mature on November 10, 2002 and bear interest at the rate of 10% per annum. The principal amount of the promissory notes and, at the option of the holder, all accrued interest, may be converted by the holder into shares of the Company's Common Stock at the Conversion Price. The promissory notes are secured by all of the Company assets and the assets of its two subsidiaries, B3D, Inc. and Brilliant Studios, Inc., and guaranteed by B3D, Inc. and Brilliant Studios, Inc.

     Mr. Toibb required, as a condition to making the December 2001 investment, that the terms of Mr. Toibb's and other investor's May 2001 investment in the Company be amended to provide substantially the same terms as the December 2001 investment. In May 2001, we sold to Mr. Toibb and Europlay 1, LLC and Preston Ford, Inc. secured convertible promissory notes due November 10, 2002 in the aggregate principal amount of $2,264,150 bearing interest at 10% per annum, and three-year warrants to purchase up to an aggregate of 2,850,393 shares of our Common Stock at exercise prices of $0.793 per share (with respect to 2,792,118 shares) and $0.858 per share

(with respect to 58,275 shares). The principal amount of the May 2001 promissory notes and all accrued interest were convertible by the holder into shares of our Common Stock at a conversion price of $0.706 per share, and were secured by all of the Company assets and the assets of its subsidiaries, B3D, Inc. and Brilliant Studios, Inc., and guaranteed by B3D, Inc. and Brilliant Studios, Inc.

     On December 19, 2001, the terms of the May 2001 promissory notes and warrants were amended to provide substantially the same terms as the December 2001 financing, including as follows:

     o The conversion price of the May 2001 promissory notes was amended to equal the Conversion Price for the December 2001 promissory notes;

     o The exercise price of the May 2001 warrants was amended to equal the exercise price for the December 2001 warrants; and

     o The number of shares of Common Stock that may be acquired upon exercise of the May 2001 warrants was increased from an aggregate of 2,850,393 shares to that number of shares determined by dividing $4,528,300 (or 200% of the principal amount of the May 2001 promissory notes) by the Conversion Price for the December 2001 promissory notes.

     The December 2001 financing transaction and the amendments to the May 2001 financing transaction were described in a letter from the Company dated December 10, 2001 delivered to its stockholders of record as of December 10, 2001. A copy of the letter is attached hereto as EXHIBIT B. The December 2001 financing transaction, including the amendments to the May 2001 financing transaction, is referred to in this Proxy Statement as the "Transaction."

     The Company estimates that, assuming a Conversion Price of $0.20, it will need to reserve approximately 43,782,310 shares of Common Stock for issuance upon conversion of the promissory notes and warrants issued and amended in the Transaction. This substantially exceeds the number of shares of Common Stock that remain available under the Certificate of Incorporation for issuance by the Company. Consequently, if the Stockholders do not approve the Amendment at the Meeting, the Company will be in default of its obligations under the promissory notes issued in the Transaction, and, assuming the full $750,000 is funded under the December 2001 promissory notes, an aggregate of $3,014,150 in principal plus accrued interest and fees will be immediately due and payable by the Company to the holders of the notes.

ADDITIONAL REASONS FOR THE AUTHORIZED SHARE INCREASE

     In addition to providing a sufficient number of available shares of Common Stock for use in connection with the Transaction, the Board of Directors believes that the proposed increase in the authorized shares of Common Stock is in the best interests of the Company and its stockholders and believes that it is advisable to authorize such additional shares and have them available in connection with the possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Common Stock without further stockholder action, except as otherwise provided by law.

AMENDMENT

     If the Authorized Share Increase is approved, the first full paragraph of
Article IV of the Certificate of Incorporation will read as follows:

                                      "IV.

          This Corporation is authorized to issue two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." Each class of stock shall have a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is 1,000,000 and the number of shares of Common Stock authorized to be issued is 150,000,000."

     The only change in Article IV which will be effected if the proposal is approved is the change to the one number set forth in bold face type above. Presently, Article IV provides that the shares of Common Stock which the Company may issue is 30,000,000. All other provisions of Article IV will remain unchanged.

CERTAIN EFFECTS OF THE AMENDMENT

     The Board of Directors believes that approval of the Authorized Share Increase is essential for the Company's ability to continue as a going concern. However, the following should be considered by a stockholder in deciding how to vote upon the Amendment.

     If the Authorized Share Increase is approved, the additional authorized shares would be available for issuance by the Board of Directors in connection with the Transaction and for any proper corporate purpose at any time without further stockholder approval except as otherwise required by applicable law or securities exchange listing rules. If the Authorized Share Increase is approved, the stockholders would experience substantial dilution in the percentage of Company equity they own upon conversion and exercise of the promissory notes and warrants issued in the Transaction. The issuance of such additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. The Company instead intends to retain earnings, if any, for use in financing growth and additional business opportunities.

     Stockholders should further be aware that failure to approve the Amendment will cause the Company to default in its obligations under the promissory notes issued and amended in the Transaction, and, assuming the full $750,000 is funded under the December 2001 promissory notes, an aggregate of $3,014,150 in principal plus accrued interest and fees will be immediately due and payable by the Company to the holders of the notes.

     The issuance of the additional shares of Common Stock pursuant to the Transaction, if so issued, could result in a change in control of the Company. As of December 19, 2001, assuming conversion and exercise of all of the promissory notes and warrants issued and amended in the Transaction, Harris Toibb will beneficially own approximately 34,158,729 shares of our Common Stock, or 68.9% of our Common Stock following issuance of the shares underlying the warrants and notes held by him. As a consequence, following the conversion and exercise by him of the promissory notes and warrants, Mr. Toibb will own a majority of our voting securities and will be able to approve any matter presented to the stockholders for approval at a meeting, including the ability to elect all of the nominees for director presented to the stockholders for election at each annual meeting. The Board of Directors of the Company is divided into three classes with each class to serve a staggered term of three years. One class of the Board of Directors is elected at each annual meeting of the stockholders. Accordingly, assuming the Authorized Share Increase is approved and upon Toibb's conversion and exercise of his promissory notes and warrants, he will have the ability, within two annual meetings of stockholders, to elect a majority of the Company's Board of Directors.

     The issuance of the additional shares of Common Stock in a transaction other than the Transaction could have an anti-takeover effect. Additional shares of Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, the Company could issue additional shares for the purpose of diluting the stock ownership or voting rights of persons seeking to obtain control of the Company. Consequently, the Amendment, if approved, would strengthen the position of the Board of Directors and might make the removal of the Board of Directors more difficult, even if the removal would be generally beneficial to our stockholders. The authorization to issue the additional shares of Common Stock would provide the Board of Directors with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to the Board of Directors.

EFFECTIVE DATE OF THE AUTHORIZED SHARE INCREASE

     If the Amendment is approved by the requisite vote of our stockholders, the Authorized Share Increase will be effective upon the close of business on the date of filing of the Certificate of Amendment of the Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to take place shortly after the Special Meeting. However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to us and our stockholders, and the Board of Directors reserves the right to delay filing the Certificate of Amendment for up to twelve months following stockholder approval thereof. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Amendment if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and the stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed.

RECOMMENDATION AND REQUIRED VOTE

     The Board of Directors has unanimously approved the Amendment. The affirmative vote of a majority of the outstanding shares of the Common Stock is required to approve the Amendment. For purposes of the vote regarding the Amendment, abstentions and broker non-votes will have the same effect as a vote against approval of the Amendment. The Board of Directors is of the opinion that the Amendment is advisable and in the best interests of the Company and the stockholders and recommends a vote "FOR" the approval of the Amendment. All proxies will be voted to approve the Amendment unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS PLACE A VOTE "FOR" THE AMENDMENT AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of December 19, 2001, certain information relating to the ownership of the Common Stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer of the Company, (iv) the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, who served as such during the last completed fiscal year and whose annual compensation exceeded $100,000, and (v) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The information set forth in the following table assumes the approval of the Authorized Increase Amendment by the stockholders. The address of each person listed is in care of Brilliant Digital Entertainment, Inc., 6355 Topanga Canyon Boulevard, Suite 120, Woodland Hills, California 91367, unless otherwise set forth below such person's name.

                                           AMOUNT OF BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP (1)         CLASS
----------------------------------------   --------------------    ----------
Harris Toibb (2)........................        34,158,729            68.9 %
   6355 Topanga Canyon Boulevard,
   Suite 411
   Woodland Hills, California 91367
Capel Capital Ltd. (3)..................         5,555,556            25.2
Mark Dyne (4)...........................         4,473,693            22.7
e-New Media.............................         1,796,667            10.9
   27/F Sunshine Plaza
   353 Lockhart Road
   Wanchai, Hong Kong
Kevin Bermeister (5)....................         1,517,362             9.0
Reefknot Limited (6)....................         1,200,118             7.3
   One Stokes Place
   St. Stephens Green
   Dublin 2
   Republic of Ireland
Russell Simmons (7).....................           225,000             1.3
Anthony Neumann (8).....................           177,500             1.0
Mark Miller (9).........................           128,750              *
Anthony Rose (10).......................           133,750              *
Rob Chmiel (11).........................           105,000              *
Ray Musci (12)..........................            77,500              *
Garth Saloner (12)......................            77,500              *
Jeff Scheinrock (13)....................            65,000              *
Directors and executive officers
as a group (10 persons) (14)............         6,551,042            31.7 %
------------------------------

* Less than one percent.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the


                                     Page 6


     person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at December 19, 2001.

(2) Includes (i) 11,750,000 shares of Common Stock reserved for issuance upon the conversion of the principal amount of secured convertible promissory notes, (ii) 490,000 shares of Common Stock reserved for issuance upon conversion of the interest accumulated on the principal amount of secured convertible promissory notes and (iii) 20,888,889 shares of Common Stock reserved for issuance upon the exercise of warrants.

(3) Consists of (i) 2,000,000 shares of Common Stock reserved for issuance upon the conversion of the principal amount of secured convertible promissory notes, and (ii) 3,555,556 shares of Common Stock reserved for issuance upon the exercise of warrants.

(4) Includes (i) 1,070,750 shares, 52,125 shares and 1,903,556 shares of Common Stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of a secured promissory note and the exercise of warrants, respectively, held by Europlay 1, LLC, over which Mr. Dyne has exclusive voting and investment power, (ii) 430,013 shares of Common Stock held by a general partnership, of which Messrs. Bermeister and Dyne are general partners, and (iii) 222,500 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable on or before February 17, 2002.

(5) Includes (i) 430,013 shares of Common Stock held by a general partnership, of which Messrs. Bermeister and Dyne are general partners, and (ii) 290,000 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before February 17, 2002.

(6) The Company believes that Nicholas Landor, a director of Reefknot Limited, has the authority to vote and dispose of the shares of Common Stock held by Reefknot Limited.

(7) Includes 25,000 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before February 17, 2002.

(8) Consists of (i) 25,000 shares of Common Stock held by Neumann Family Trust, and (ii) 147,500 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before February 17, 2002.

(9) Consists of (i) 70,000 shares of Common Stock held by the Mark Miller Family Trust, of which Pacific Interactive Pty. Limited is trustee, and
     (ii) 58,750 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before February 17, 2002. Mark Miller and his wife are the sole stockholders of Pacific Interactive Pty. Limited.

(10) Consists of (i) 20,000 shares of Common Stock held by HiTech Corporation Limited over which Mr. Rose has exclusive voting and investment power, and
     (ii) 113,750 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before February 17, 2002.

(11) Consists of 105,000 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before February 17, 2002.

(12) Consists of 77,500 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before February 17, 2002.

(13) Consists of 65,000 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before February 17, 2002.

(14) Includes 4,208,931 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before February 17, 2002.

                                  OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Special Meeting and does not intend to present any other matters. However, if any other business shall properly come before the Special Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting, must submit that proposal to the Company at its principal executive offices by March 12, 2002. Proposals of stockholders intended to be considered at the next Annual Meeting of Stockholders but not included in the Company's Proxy Statement for that meeting must be received by the Company no later than May 29, 2002.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.

                          ANNUAL REPORT ON FORM 10-KSB

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ROBERT CHMIEL, CHIEF FINANCIAL OFFICER, BRILLIANT DIGITAL ENTERTAINMENT, INC., 6355 TOPANGA CANYON BOULEVARD, SUITE 120, WOODLAND HILLS, CALIFORNIA 91367.




                                        ON BEHALF OF THE BOARD OF DIRECTORS


                                        /S/ ROBERT CHMIEL
                                        -----------------------------------
                                                   Robert Chmiel
                                            CHIEF OPERATING OFFICER AND
                                              CHIEF FINANCIAL OFFICER

Woodland Hills, California
January 18, 2002

                                                                     EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

     The undersigned, Kevin Bermeister, the President and Chief Executive Officer, of Brilliant Digital Entertainment, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law (the "GCL") of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

1. The name of the Corporation is Brilliant Digital Entertainment, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 31, 1996.

2. The Board of Directors of the Corporation, pursuant to Section 242 of the GCL, adopted the following resolution:

     RESOLVED, that the first paragraph of ARTICLE IV, of the Certificate of Incorporation is amended to read in its entirety as follows:

     "This Corporation is authorized to issue two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." Each class of stock shall have a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is 1,000,000 and the number of shares of Common Stock authorized to be issued is 150,000,000."

3. The majority of the Stockholders of the Corporation, pursuant to Section 228 of the GCL, ratified the Amendment as set forth above.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the ___ day of ___________, 2002.



                                            -----------------------------------
                                            Kevin Bermeister, President and
                                            Chief Executive Officer

                                                                     EXHIBIT B


                                                       6355 Topanga Canyon Blvd.
                                                       Suite 120
                                                       Woodland Hills, CA
                                                       91367



BRILLIANT DIGITAL


December 10, 2001

VIA FIRST CLASS MAIL

To the Stockholders of
Brilliant Digital Entertainment, Inc.

        Re:    Proposed Financing Transaction

Dear Stockholder:

        This letter is being sent to notify you of a proposed financing transaction among Brilliant Digital Entertainment, Inc. (which we refer to in this letter as "we," "us" or "our") and certain investors, which we describe in detail below. We refer to the financing transaction in this letter as the "Transaction."

        According to the American Stock Exchange's Listing Standards, Policies and Requirements (we refer to the American Stock Exchange in this letter as "AMEX"), conducting the Transaction would ordinarily require the approval of our stockholders. Pursuant to Rule 710 of AMEX's Listing Standards, Policies and Requirements, we have sought and received from the AMEX a financial viability exception from obtaining stockholder approval of the Transaction. The Transaction has been unanimously approved by our Audit Committee as well as by our Board of Directors, with only our Chairman abstaining because of his potential financial interests in the Transaction. Our Board has approved the Transaction and sought the Rule 710 exception because (i) our cash reserves are nearly exhausted, and (ii) it believes the delay in securing stockholder approval would seriously jeopardize our financial viability and therefore our ability to continue as a going concern. Accordingly, the Board believes the Transaction is in our best interests and in the best interests of our stockholders.

        As reported in our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 14, 2001, in May 2001 we sold to Harris Toibb, Europlay 1, LLC (an entity in which our Chairman has an ownership interest) and Preston Ford, Inc. secured convertible promissory notes (the "Original Notes") in the aggregate principal amount of $2,264,150 and three-year warrants (the "Original Warrants") to purchase up to an aggregate of 2,850,393 shares of our Common Stock at exercise prices of $0.793 per share (with respect to 2,792,118 shares) and $0.858 per share (with respect to 58,275 shares). We sold these securities for an aggregate purchase price of $2,264,150. The Original Notes have a term of eighteen months from the date of issuance and an interest rate of 10% per annum, payable at maturity. The principal amount of the Original Notes and, at the option of the holder, all accrued interest, may be converted by the holder into shares of our Common Stock at a conversion price of $0.706 per share. The Original Notes are secured by all of our assets and the assets of our subsidiaries, B3D, Inc. and Brilliant Studios, Inc., and guaranteed by B3D, Inc. and Brilliant Studios, Inc. The Original Notes and Original Warrants are being amended in the Transaction.

        The Transaction is structured similar to the financing we conducted in May 2001 and involves one of the same investors. In the Transaction, we intend to sell to Harris Toibb and Capel Capital Ltd. secured convertible promissory notes (the "New Notes") in the aggregate principal amount of $750,000 (the "Principal Amount") and warrants (the "New Warrants") to purchase up to that number of shares of our common stock obtained by dividing 200% of the Principal Amount by the lesser of (i) $0.20, or (ii) the volume weighted average price of a share of our Common Stock on AMEX, or any exchange on which the Common Stock is then traded, over any five (5) consecutive trading days commencing on the issuance date of the New Warrants and terminating at 5:00 p.m. (Pacific Standard Time) on November 10, 2002 (we refer to items (i) and (ii) collectively as the "Conversion Price"). The New Warrants are exercisable at a price per share equal to 1.125 times the Conversion Price. The New Notes mature simultaneous with the Original Notes on November 10, 2002 and bear interest at the rate of 10% per annum. The principal amount of the New Notes and, at the option of the holder, all accrued interest, may be converted by the holder into shares of our Common Stock at the Conversion Price. As with the May 2001 financing, the New Notes are secured by all of our assets and the assets of our two subsidiaries, B3D, Inc. and Brilliant Studios, Inc., and guaranteed by B3D, Inc. and Brilliant Studios, Inc.

        As a condition to the Transaction, the Original Notes and the Original Warrants will be amended to correspond to all the terms of the recent financing transaction. As a consequence, Harris Toibb, Europlay 1, LLC and Preston Ford, Inc. will be able to convert the aggregate purchase price of the Original Notes and all accrued interest into shares of our common stock at the much lower Conversion Price for the New Notes. In addition, these original investors will be able to exercise the Original Warrants at a price per share equal to 1.125 times the much lower Conversion Price.

        The Transaction is scheduled to close on or around Wednesday December 19, 2001, subject to our satisfaction of certain closing conditions. In support of the Transaction, we have sought and received an opinion from a reputable financial firm that the Transaction is fair to our stockholders from a financial point of view.

        Upon conversion and exercise of his notes and warrants, Harris Toibb would own approximately 58% of our issued and outstanding common stock, assuming a Conversion Price of $0.20. However, Harris Toibb's ability to convert and exercise a substantial portion of his notes and warrants is subject to our stockholders approving an amendment to our certificate of incorporation that would increase the number of shares of common stock we are authorized to issue. We intend to call a special meeting of our stockholders and seek stockholder approval of this amendment to our certificate of incorporation as soon as practicable following the closing of the Transaction.

        Prior to accepting the terms of the Transaction, our Chairman, Chief Executive Officer and Chief Financial Officer contacted numerous potential investors in attempts to identify a potential strategic transaction favorable to our stockholders. Specifically, we contacted five potential strategic partners. In our discussions, we introduced and indicated our interest in a number of strategic scenarios including equity or debt financing and acquisition or merger structures. Additionally, we contacted at least ten financial investors and two investment banks to discuss additional infusions of cash in either debt or equity transactions. These discussions did not result in any potential transaction.

        Additionally, our Board considered our current and historical financial condition and results of operations, as well as our prospects and strategic objectives. In particular, the Board examined our historical market prices and trading activity, recent operating losses, declining cash balances, decline in revenue, negative working capital, and the general economic downturn. The Board determined that these factors made it extremely difficult for us to immediately attract other equity investments, debt financings or strategic partnership transactions. The Board determined that if our financial condition continued to worsen and if we were unable to attract additional alternative equity or debt financing or other strategic transactions immediately, we would be unable to continue as a going concern and would be forced to consider steps that would protect our assets for the benefit of our creditors.

        Given our current lack of financing alternatives and our immediate need for capital, our Board is not aware of any material controversy among stockholders regarding the Transaction and believes the Transaction is necessary to ensure our continuing viability. Specifically, our Board believes that stockholders would prefer that we continue our current operations in order to potentially increase stockholder value, rather than lose our ability to operate as an ongoing entity. Accordingly, our Board believes the Transaction is in our best interests and in the best interests of our stockholders.

        Should you have any questions regarding the foregoing, please feel free to contact Rob Chmiel, our Chief Financial Officer, at (818) 615-1500.

                                          Sincerely,

                                          Brilliant Digital Entertainment, Inc.


                                          /S/ KEVIN BERMEISTER
                                          -------------------------------------
                                          Kevin Bermeister
                                          Chief Executive Officer

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


        The undersigned, a stockholder of BRILLIANT DIGITAL ENTERTAINMENT, INC., a Delaware corporation (the "Company"), hereby appoints MARK DYNE and ROBERT CHMIEL, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Special Meeting of Stockholders (the "Special Meeting"), to be held on February 20, 2002, and at any of its postponements or adjournments, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

        The following proposal is proposed by the Company. The Board of Directors recommends a FOR vote on the following proposal:

        TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY, PAR VALUE $0.001, FROM 30,000,000 TO 150,000,000, AS PROVIDED IN THE COMPANY'S PROXY STATEMENT:

                 ___ FOR         ___ AGAINST          ___ ABSTAIN

        The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that the proxy holders may lawfully do by virtue of this Proxy. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDER IS AUTHORIZED TO VOTE IN ACCORDANCE WITH HIS BEST JUDGMENT.

        This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY AND AS THE PROXY HOLDER SHALL DEEM ADVISABLE ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, UNLESS OTHERWISE DIRECTED.

        The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and accompanying Proxy Statement dated January 18, 2002 relating to the Special Meeting.

                                       Date:  ___________________________, 2002



                                       ---------------------------------------



                                       ---------------------------------------
                                            Signature(s) of Stockholder(s)
                                               (See Instructions Below)

                                       The above signature(s) should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                                           THIS PROXY IS SOLICITED BY THE
                                                BOARD OF DIRECTORS OF
                                        BRILLIANT DIGITAL ENTERTAINMENT, INC.